SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

K&F INDUSTRIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1844325
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

50 Main Street, 4th Floor, White Plains, New York	10606
(Address of principal executive offices)	(Zip code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐.

Securities Act registration statement file number to which this form relates: 333-125117.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The class of securities to be registered hereunder is Common Stock, $0.01 par value per share (the “Common Stock”), of K&F Industries Holdings, Inc. (the “Registrant”).  The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Prospectus (subject to completion) included in the Registration Statement on Form S-1 (File No. 333-125117) initially filed with the Securities and Exchange Commission by the Registrant on May 19, 2005, together with the description set forth under such caption included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933) and in the form of any final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) or included in any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, is incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (File No. 333-124870).
3.2	Amended and Restated Bylaws of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 (File No. 333-124870).
3.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-125117).

3.4

Form of Second Amended and Restated Certificate of Incorporation of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-125117).

3.5	Form of Second Amended and Restated Bylaws of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-125117).
4.1	Specimen of Common Stock Certificate, incorporated herein by reference to Exhibit 4.9 to the Registration Statement on Form S-1 (File No. 333-125117).
10.1

Securityholders Agreement, dated as of November 18, 2004 among K&F Parent, Inc. and certain of its Stockholders, Optionholders and Warrantholders, incorporated herein by reference to Exhibit 10.21 to the Registration Statement on Form S-4 (File No. 333-124870).

10.2

Amendment No. 1, dated as of December 27, 2004, to Securityholders Agreement among K&F Parent, Inc. and certain of its Stockholders, Optionholders and Warrantholders, incorporated herein by reference to Exhibit 10.22 to the Registration Statement on Form S-4 (File No. 333-124870).

10.3

Amendment No. 2, dated as of April 27, 2005, to Securityholders Agreement among K&F Parent, Inc. and certain of its Stockholders, Optionholders and Warrantholders, incorporated herein by reference to Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-125117).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 4, 2005.

K&F INDUSTRIES HOLDINGS, INC.

/s/ Ronald H. Kisner
Ronald H. Kisner
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (File No. 333-124870).
3.2	Amended and Restated Bylaws of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 (File No. 333-124870).
3.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-125117).

3.4

Form of Second Amended and Restated Certificate of Incorporation of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-125117).

3.5	Form of Second Amended and Restated Bylaws of K&F Industries Holdings, Inc., incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-125117).
4.1	Specimen of Common Stock Certificate, incorporated herein by reference to Exhibit 4.9 to the Registration Statement on Form S-1 (File No. 333-125117).
10.1

Securityholders Agreement, dated as of November 18, 2004 among K&F Parent, Inc. and certain of its Stockholders, Optionholders and Warrantholders, incorporated herein by reference to Exhibit 10.21 to the Registration Statement on Form S-4 (File No. 333-124870).

10.2

Amendment No. 1, dated as of December 27, 2004, to Securityholders Agreement among K&F Parent, Inc. and certain of its Stockholders, Optionholders and Warrantholders, incorporated herein by reference to Exhibit 10.22 to the Registration Statement on Form S-4 (File No. 333-124870).

10.3

Amendment No. 2, dated as of April 27, 2005, to Securityholders Agreement among K&F Parent, Inc. and certain of its Stockholders, Optionholders and Warrantholders, incorporated herein by reference to Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-125117).